 As filed with the Securities and Exchange Commission on October 15, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Lianluo Smart Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Translation of Registrant’s Name into English)	(I.R.S. Employer Identification No.)

Room 2108, 21st Floor

China Railway Construction Building

No. 20 Shijingshan Road, 100040, Beijing, China

Tel: +86 (10) 8860-9850

(Address, including zip code, and telephone

number, including area code, of registrant’s

principal executive offices)

CT Corporation System 111 Eighth Avenue New York, New York 10011 Tel: +1 (800) 624-0909 (Name, address including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Yang Ge, Esq.

DLA Piper LLP

20th Floor, South Tower, Beijing Kerry Center

No. 1 Guanghua Road,

Chaoyang District, Beijing, 100020

China

Tel: +86 (10) 8520-0616

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common shares, par value $0.002731			$30,000,000	$3,636

(1)	There are being registered under this registration statement such indeterminate number of shares which collectively shall have a proposed aggregate offering price not to exceed US$30,000,000, and may be offered from time to time in unspecified numbers of shares and at indeterminate prices. The registration statement also includes an indeterminate number of shares that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2)	The proposed maximum aggregate offering price per unit and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of the securities offered.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 15, 2018

PROSPECTUS

LIANLUO SMART LIMITED

$30,000,000

Common Shares

This prospectus relates to the sale of up to US $30,000,000 of our Class A common shares (“Common Shares”), which may be offered for sale from time to time by us.

We may from time to time sell, transfer or otherwise dispose of any or all of the Shares in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 6 of this prospectus for more information.

Our common shares are listed on the NASDAQ Capital Market under the symbol “LLIT”. On September 25, 2018, the closing price for our Common Shares on the NASDAQ Capital Market was $1.79 per common share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.

The aggregate market value of our outstanding Common Shares held by non-affiliates on September 25, 2018, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $7.9 million. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Common Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our Common Shares held by non-affiliates is less than $75,000,000.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the “Risk Factors” beginning on page 4 of this prospectus and in applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2018

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. You should read both this prospectus and any additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. We have not authorized any other person to provide you with different or additional information. We do not take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell our Common Shares to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering and the compensation of those underwriters, dealers or agents. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

Except as otherwise indicated by the context, references in this prospectus to:

●	the terms “we,” “us,” “our company” and “our” refer to (i) Lianluo Smart Limited, a British Virgin Islands company, (ii) Beijing Dehaier Medical Technology Company Limited, a PRC company, and (iii) Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd. For purposes of clarity, where the context requires us to differentiate between the entities generally referred to collectively as “our company”, and for purposes of this prospectus only: “Lianluo” refers to Lianluo Smart Limited, a British Virgin Islands business company with limited liability. “BDL” refers to Beijing Dehaier Medical Technology Company Limited, a wholly-owned PRC operating subsidiary of LCL. “LCL” refers to Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd., our wholly owned PRC operating subsidiary.
●	all references to “RMB,” “Renminbi” and “¥” are to the legal currency of China and all references to “USD,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States; and
●	“China” and “PRC” refer to the People’s Republic of China, and for the purpose of this prospectus only, excluding Taiwan, Hong Kong and Macau.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed to be incorporated by reference herein contain or incorporate statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to events that involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements.

The forward-looking statements made in this prospectus, any prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein relate only to events or information as of the date on which the statements are made. Our actual results, performance, or achievement may differ from those expressed in, or implied by, these forward-looking statements. Accordingly, we can give no assurances that any of the events anticipated by these forward-looking statements will transpire or occur or, if any of the foregoing factors or other risks and uncertainties described elsewhere in this prospectus, any prospectus supplement and any documents incorporated or deemed to be incorporated by reference herein were to occur, what impact they would have on these forward-looking statements, including our results of operations or financial condition. In view of these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements.

Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors”, as well as in our most recent Annual Report on Form 20-F, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

OUR COMPANY

Business Overview

We focus on three business sectors: medical wearable devices, smart devices and smart ecosystem platform.

Our medical wearable sector focuses on wearable sleep respiratory devices. We develop and distribute medical devices, focusing primarily on sleep respiratory solutions to Obstructive Sleep Apnea Syndrome (“OSAS”) since 2010. We provide users with medical grade detection and monitoring, long-distance treatment and integration solution of professional rehabilitation. We have professional and accurate collection and valuable big-data analytic technology, which can scientifically and accurately collect and count user data, and provide chronic and high-risk patients with long-distance treatment and professional rehabilitation.

Our smart devices sector is specialized in operating easy-use smart devices for sports, social contact, entertainment, remote-control, family health management, which can connect things and humans in an intelligent way. We continuously upgrade key algorithms based on big data and develop smart devices based on the combination of hardware and software. This sector will cover several areas, including smart home, smart traveling and smart entertainment.

In the smart ecosystem platform sector, we intend to build an ecosystem to facilitate interconnection among smart products and between smart products and users. This ecosystem is designed to address anticipated future trends and user demands. It incorporates wearable devices, home furnishings, mobile smart devices and other smart devices with cloud computing.

We are currently researching new products and evaluating business opportunities in our smart devices and smart ecosystem platform sectors.

We design, develop and market our own branded medical products and medical components. Since we do not operate any fully scaled manufacturing facilities, we contract some of the medical components to outside manufacturers in China. Most of our branded products require light assembly by us before distribution.

We completed the corporate and business restructuring plan of scaling down and discontinued, as appropriate, our unprofitable medical device business. We aim to concentrate our resources to develop medical wearable devices, smart devices and smart ecosystem platform, as our major business.

Our principal executive office is located at Room 2108, 21st Floor, China Railway Construction Building, No. 20 Shijingshan Road, 100040, Beijing, China.

RISK FACTORS

Investing in our common shares involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 20-F, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time sell up to US $30,000,000 of our Common Shares in one or more offerings pursuant to this prospectus. We will keep the registration statement of which this prospectus is a part effective until such time as all of the Common Shares covered by this prospectus have been disposed of pursuant to and in accordance with this registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

MARKET PRICE DATA

Our common shares have been listed on the NASDAQ Capital Market since April 22, 2010, previously under the symbol “DHRM,” and currently under the symbol “LLIT.”

The table below shows, for the periods indicated, the high and low market prices for our shares.

	Market Price Per Share
	High	Low
Yearly:
2013	$4.8500	$1.8000
2014	$12.8900	$2.5200
2015	$4.2900	$1.2200
2016	$2.8800	$0.7900
2017	$1.8800	$1.0500

Quarterly:
2015
First quarter	$3.7609	$2.4899
Second quarter	$3.1800	$2.6200
Third quarter	$2.7400	$1.3500
Fourth quarter	$4.2900	$1.2200

2016
First quarter	$2.3350	$1.5250
Second quarter	$2.8800	$1.2300
Third quarter	$2.1500	$1.5000
Fourth quarter	$1.8900	$0.7900

2017
First quarter	$1.8800	$1.4200
Second quarter	$1.7000	$1.0515
Third quarter	$1.5076	$1.0500
Fourth quarter	$1.8500	$1.2600

2018
First quarter	$3.6890	$1.6500
Second quarter	$2.7166	$1.6533
Third quarter	$2.0000	$1.4000

Monthly:
2018
April	$2.7166	$1.6903
May	$2.1500	$1.6533
June	$2.4000	$1.8100
July	$2.0000	$1.5500
August	$1.9500	$1.4000
September	$1.8595	$1.4300

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, or directly to purchasers, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

We may sell some or all of the securities included in this prospectus through:

●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

We may enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of our ordinary shares by broker-dealers;
●	sell our ordinary shares short themselves and deliver the shares to close out short positions;
●	enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer, who will then resell or transfer the ordinary shares under this prospectus; or
●	loan or pledge our ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Capital Market, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

EXPENSES

We estimate the fees and expenses to be incurred by us in connection with the sale of the Common Shares in this offering, other than underwriting discounts and commissions, to be as follows:

SEC registration fee	$3,636
Legal fees and expenses	$25,000
Accounting fees and expenses	$16,200
Miscellaneous expenses	$2,530
Total	$47,366

All amounts are estimated except the SEC registration fee.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities registered and certain legal matters as to British Virgin Islands law in connection with this offering will be passed upon for us by Ogier, British Virgin Islands counsel to our Company.

Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The 2015, 2016 and 2017 consolidated financial statements of our Company appearing in our annual report on Form 20-F for the year ended December 31, 2017 have been audited by Centurion ZD CPA Limited, independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against him or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CT Corporation System as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Ogier, our counsel as to British Virgin Islands law, that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in State or U.S. federal courts in The City of New York and County of New York, the courts of the British Virgin Islands will recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary if fresh proceedings are brought in the British Virgin Islands to enforce that judgment, provided however that such judgment: (i) is not in respect of penalties, fines, taxes or similar fiscal or revenue obligations of the Issuer; (ii) is final and for a liquidated sum; (iii) was not obtained in a fraudulent manner; (iv) is not of a kind the enforcement of which is contrary to the public policy in the British Virgin Islands; (v) is not contrary to the principles of natural justice; and (vi) provided that the State or U.S. federal courts in The City of New York and County of New York had jurisdiction in the matter and the Issuer either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process. Non-money judgments from a foreign court are not directly enforceable in the British Virgin Islands. However, it is possible for a non-money judgment from a foreign court to be indirectly enforced by means of a claimant bringing an identical action in the courts of the British Virgin Islands in respect of which a non-money judgment has been made by a foreign court. In appropriate circumstances, the courts of the British Virgin Islands may give effect to issues and causes of action determined by the foreign court, such that those matters need not be retried.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus is part, with respect to the Common Shares we may offer from time to time. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the Common we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.lianluosmart.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is considered to be a part of this prospectus:

●	our Annual Report on Form 20-F for the year ended December 31, 2017, filed on April 25, 2018;
●	our Current Reports on Form 6-K filed with the SEC on July 9, 2018, August 8, 2018, August 10, 2018, August 24, 2018, and August 27, 2018; and
●

the description of the common shares, $0.002731 par value per share, and other securities contained in the Registrant’s registration statement on Form F-3 filed with the Commission on December 19, 2014 (File Number 333-201163) and declared effective by the Commission on February 5, 2015, and any amendment or report filed with the Commission for purposes of updating such description.

●

the description of the common shares, $0.002731 par value per share, and other securities contained in the Registrant’s registration statement on Form S-3 filed with the Commission on December 1, 2011 (File Number 333-178268) and declared effective by the Commission on December 21, 2011, and any amendment or report filed with the Commission for purposes of updating such description.

●

the description of the common shares, $0.002731 par value per share, contained in the Registrant’s registration statement on Form S-1 filed with the Commission on November 12, 2009 (File Number 333-163041) and declared effective by the Commission on March 26, 2010, and any amendment or report filed with the Commission for purposes of updating such description.

●	with respect to each offering of common shares under this prospectus, all subsequent reports on Form 20-F and any report on Form 6-K that indicates it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Lianluo Smart Limited

Room 2108, 21st Floor,

China Railway Construction Building,

No. 20 Shijingshan Road, 100040, Beijing, China

+86 (10) 5166-0080

Attention: Investor Relations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under the memorandum and articles of association of the Registrant, the Registrant may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the Registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9. EXHIBITS

Exhibit Number	Description

Exhibit 5.1	Opinion of Ogier, British Virgin Islands Counsel (filed herewith)

Exhibit 23.1	Consent of Centurion ZD CPA, Independent Registered Public Accounting Firm (filed herewith)

Exhibit 23.2	Consent of Ogier. (filed herewith and included in Exhibit 5.1)

Exhibit 24.1	Power of Attorney (filed herewith as part of the signature page).

ITEM 10. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information otherwise required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the Prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the Prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on October 15, 2018.

LIANLUO SMART LIMITED

By:	/s/ Ping Chen
Name:	Ping Chen
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Yingmei Yang
Name:	Yingmei Yang
Title:	Interim Chief Financial Officer
(Principal Accounting and Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint each of Ping Chen and Yingmei Yang as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement on Form F-3.

SIGNATURE	TITLE	DATE

/s/ Zhitao He	Chairman and Director	October 15, 2018
Zhitao He

/s/ Ping Chen	Chief Executive Officer and Director	October 15, 2018
Ping Chen	(Principal Executive Officer)

/s/ Yingmei Yang	Interim Chief Financial Officer	October 15, 2018
Yingmei Yang	(Principal Accounting and Financial Officer)

/s/ Richard Zhiqiang Chang	Director	October 15, 2018
Richard Zhiqiang Chang

/s/ Bin Pan	Director	October 15, 2018
Bin Pan

/s/ Xiaogang Tong	Director	October 15, 2018
Xiaogang Tong

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-3 in on October 15, 2018.

By:	/s/ Brian Mueller
Name:	Brian Mueller
Title:	Assistant Secretary, CT Corporation System
Authorized Representative

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